Exhibit 99.1

Actuant Reports Second Quarter Results

MILWAUKEE--(BUSINESS WIRE)--March 18, 2009--Actuant Corporation (NYSE: ATU) today announced sales and earnings for its second quarter ended February 28, 2009.

Highlights

  Aggressive restructuring actions with headcount reductions, facility consolidations and lower selling, administrative and engineering (SA&E) spending.
  Good free cash flow generation resulting from reduced working capital and lower capital expenditures.
  Continued core sales growth for maintenance oriented products and services in the Energy segment.
  Over $175 million of existing liquidity including cash and revolving credit facility availability.
  Reorganized financial reporting segments to reflect changes in the portfolio due to acquisitions as well as business reporting lines.

Robert C. Arzbaecher, Chairman and CEO of Actuant commented, “During our seasonally weakest second quarter, Actuant experienced increasingly difficult market conditions due to the challenging global economic environment. Our results reflect the impact of weak end market demand, extended customer shutdowns, and our own inventory reduction efforts. While overall core sales declined 27% in the quarter, we generated year-over-year core growth in our maintenance driven Energy segment and in some of our smaller businesses. We have and will continue to implement aggressive restructuring and cost reduction actions to help offset the impact of weaker demand. We have reduced headcount, consolidated facilities, eliminated shifts and established short work week schedules to better align our production, inventory and costs with lower customer demand. These actions drove a 10% headcount reduction in our second quarter alone. In keeping with our focus on cash flow, we reduced primary working capital during the quarter and generated free cash flow of $28 million.”

Consolidated Results

Sales for the quarter declined 25% to $300 million compared to $400 million in the second quarter of fiscal 2008. Excluding the impact of foreign currency rate changes (-4%) and acquisitions (+6%), core sales declined 27%.

Net income and diluted earnings per share (EPS) in the fiscal 2009 second quarter were $3.2 million and $0.06, respectively, compared to $22.2 million and $0.35, respectively, in the comparable quarter last year. Results for the second quarter of 2009 include restructuring charges of $3.1 million, or $0.03 per diluted share. Second quarter 2008 results include restructuring charges of $5.0 million, or $0.07 per diluted share. Excluding these items, EPS was $0.09 in the second quarter of fiscal 2009 compared to $0.43 in the prior year’s quarter. (See attached reconciliation of earnings).

Sales for the six months ended February 28, 2009 were $680 million, 17% lower than the $815 million in the comparable prior year period. Excluding the impact of the stronger US dollar (-4%) and sales from acquired businesses (+6%), year-to-date core sales decreased 19%.

Net earnings for the six months ended February 28, 2009 were $14.8 million, or $0.25 per diluted share, compared to $49.7 million, or $0.79 per diluted share for the comparable prior year period. Year-to-date fiscal 2009 results include a $26.6 million ($0.26 per diluted share) non-cash charge related to RV goodwill impairment and $3.9 million ($0.03 per diluted share) of restructuring charges. Results for the six months ended February 29, 2008 include $10.5 million ($0.16 per diluted share) of restructuring charges. Excluding these items, current year first half EPS was $0.54, compared to $0.95 for the comparable prior year period. (See attached reconciliation of earnings).

Segment Results

Industrial Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Sales	$71.7	$87.3	$162.2	$174.8
Operating Profit (1)	$16.0	$26.0	$42.1	$51.7
Operating Profit %	22.3%	29.8%	25.9%	29.5%

(1) Results for the three and six months ended February 28, 2009 exclude restructuring charges of $0.4 million and $0.5 million, respectively.

Second quarter fiscal 2009 Industrial segment sales decreased 18% to $72 million. Excluding foreign currency rate changes (-5%), Industrial segment core sales were 13% lower than the comparable prior year period. The core sales decline reflected weaker global end market demand across the segment’s diverse channels as well as customer inventory destocking. Second quarter operating profit margin declined 750 basis points from the prior year due to the reduced sales volume, unfavorable mix and lower absorption associated with inventory reductions.

Energy Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Sales	$59.5	$43.5	$133.5	$93.1
Operating Profit	$5.9	$6.8	$21.5	$19.1
Operating Profit %	9.9%	15.6%	16.1%	20.5%

Fiscal 2009 second quarter Energy segment sales grew 37% to $60 million. The acquisitions of Cortland and Superior Plant Services contributed 48% to sales while the stronger US dollar reduced sales by 16%. Core sales grew 5% due to higher demand for oil & gas and power generation maintenance products and services. Operating profit margin for this seasonally weak quarter was 9.9% reflecting unfavorable acquisition mix partially offset by the higher volume.

Electrical Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Sales	$91.8	$135.8	$199.8	$276.1
Operating Profit (2)	$0.4	$11.8	$5.1	$23.5
Operating Profit %	0.4%	8.7%	2.6%	8.5%

(2) Results for the three and six months ended February 28, 2009 exclude restructuring charges of $1.3 million and $1.4 million, respectively. Results for the three and six months ended February 29, 2008 exclude restructuring charges of $5.0 million and $10.5 million, respectively.

Electrical segment fiscal 2009 second quarter sales declined 32% to $92 million. Core sales decreased 29% reflecting continued weak demand from marine, retail and transformer customers, the impact of SKU reductions in the European Electrical product line and the previously disclosed loss of certain retail business in North America in the second half of fiscal 2008. The stronger US dollar contributed 3% to the core sales decline. Segment operating profit margin declined to 0.4% primarily reflecting lower sales and production volumes. Total headcount declined approximately 8% during the quarter and has been reduced by approximately 30% during the past year.

Engineered Solutions Segment
(US $ in millions)

	Three Months Ended		Six Months Ended
	February 28, 2009	February 29, 2008	February 28, 2009	February 29, 2008
Sales	$76.7	$133.0	$184.1	$270.8
Operating Profit (3)	$(2.1)	$10.8	$6.5	$24.0
Operating Profit %	(2.7)%	8.2%	3.6%	8.8%

(3) Results for the three months ended February 28, 2009 exclude restructuring charges of $1.3 million. Results for the six months ended February 28, 2009 exclude a $26.6 million pre-tax RV asset impairment charge and $1.7 million in restructuring charges.

Second quarter fiscal 2009 Engineered Solutions sales declined 42% (-42% core, -3% currency translation and +3% acquisitions) reflecting sharply lower demand from the Company’s vehicle end markets. The segment incurred an operating loss of $2.1 million due to the significant reduction in sales and lower manufacturing overhead absorption. The segment’s headcount was reduced by approximately 18% during the quarter.

Corporate

Corporate expenses for the second quarter of fiscal 2009 were approximately $5.0 million, or $2.7 million lower than the comparable prior year period due to lower incentive compensation expense, headcount reductions and reduced spending.

Financial Position

Net debt at February 28, 2009 was $658 million (total debt of $680 million less $22 million of cash). The decrease of $12 million from the beginning of the quarter reflects free cash flow which was partially offset by an $11 million decline in amounts outstanding under Actuant’s accounts receivable securitization facility.

The Company had over $175 million of available liquidity at February 28, 2009 including cash and revolver availability. With less than $6 million of required debt repayments over the next twelve months, and positive cash flow forecasted during the balance of fiscal 2009, Actuant expects to further reduce outstanding borrowings.

Outlook

Arzbaecher continued “While visibility remains low, we do not expect a rebound in consumer or industrial demand to materialize during the second half of our fiscal year. Accordingly, we will continue to reduce costs and maximize cash flow. Given this backdrop, we expect our third quarter sales and EPS to be in the range of $300-320 million, and $0.12-0.20 per share, respectively. Our current projection for the full year is for sales and EPS to be in the range of approximately $1.3 billion, and $0.85-$1.00 per share, respectively. We remain confident in the fundamental strength of the Actuant businesses, have the right long term growth strategies in place and maintain the confidence and operating experience to manage through this difficult current environment."

Conference Call Information

An investor conference call is scheduled for 10am CT today, March 18, 2009. Webcast information and conference call materials will be made available on the Actuant company website (www.actuant.com) prior to the start of the call.

Safe Harbor Statement

Certain of the above comments represent forward-looking statements made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. Management cautions that these statements are based on current estimates of future performance and are highly dependent upon a variety of factors, which could cause actual results to differ from these estimates. Actuant’s results are also subject to general economic conditions, variation in demand from customers, the impact of geopolitical activity on the economy, continued market acceptance of the Company’s new product introductions, the successful integration of acquisitions, restructuring, operating margin risk due to competitive pricing and operating efficiencies, supply chain risk, material and labor cost increases, foreign currency fluctuations and interest rate risk. See the Company’s Form 10-K filed with the Securities and Exchange Commission for further information regarding risk factors.

About Actuant

Actuant, headquartered in Butler, Wisconsin, is a diversified industrial company with operations in more than 30 countries. The Actuant businesses are market leaders in highly engineered position and motion control systems, rope and cable solutions and branded hydraulic and electrical tools and supplies. Since its creation through a spin-off in 2000, Actuant has grown its sales from $482 million to $1.66 billion in fiscal 2008. The Company employs a workforce of approximately 6,600 worldwide. Actuant trades on the NYSE under the symbol ATU. For further information on Actuant and its business units, visit the Company's website at www.actuant.com.

(tables follow)

Actuant Corporation
Condensed Consolidated Balance Sheets
(Dollars in thousands)
(Unaudited)

	February 28,	August 31,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$ 22,329	$ 122,549
Accounts receivable, net	166,857	226,564
Inventories, net	205,513	215,391
Deferred income taxes	11,472	11,870
Other current assets	13,647	16,092
Total current assets	419,818	592,466

Property, plant and equipment, net	134,238	134,550
Goodwill	702,254	639,862
Other intangible assets, net	364,476	292,359
Other long-term assets	12,620	9,145

Total assets	$ 1,633,406	$ 1,668,382

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$ 2,865	$ 339
Trade accounts payable	109,727	166,863
Accrued compensation and benefits	34,078	59,023
Income taxes payable	14,053	24,867
Current maturities of long-term debt	5,766	-
Other current liabilities	51,792	60,033
Total current liabilities	218,281	311,125

Long-term debt, less current maturities	671,993	573,818
Deferred income taxes	119,029	99,634
Pension and postretirement benefit accruals	25,778	27,641
Other long-term liabilities	27,685	26,658

Shareholders' equity
Capital stock	11,339	11,200
Additional paid-in capital	(316,401)	(324,898)
Accumulated other comprehensive income (loss)	(75,182)	7,149
Stock held in trust	(2,291)	(2,081)
Deferred compensation liability	2,291	2,081
Retained earnings	950,884	936,055
Total shareholders' equity	570,640	629,506

Total liabilities and shareholders' equity	$ 1,633,406	$ 1,668,382

Actuant Corporation
Condensed Consolidated Statements of Earnings
(Dollars in thousands except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008

Net sales	$ 299,674	$ 399,629	$ 679,654	$ 814,772
Cost of products sold	204,594	265,789	452,682	540,099
Gross profit	95,080	133,840	226,972	274,673

Selling, administrative and engineering expenses	74,729	82,679	150,215	163,976
Restructuring charges	3,144	4,952	3,876	10,472
Impairment charge	-	-	26,553	-
Amortization of intangible assets	5,209	3,461	9,666	6,718
Operating profit	11,998	42,748	36,662	93,507

Financing costs, net	9,904	9,032	22,139	18,331
Other (income) expense, net	(35)	(670)	(569)	(1,780)
Earnings from operations before income
tax expense and minority interest	2,129	34,386	15,092	76,956

Income tax expense (benefit)	(1,105)	12,154	265	27,302
Minority interest, net of income taxes	(10)	(7)	(15)	(12)

Net earnings	$ 3,244	$ 22,239	$ 14,842	$ 49,666

Earnings per share
Basic	$ 0.06	$ 0.40	$ 0.26	$ 0.89
Diluted	0.06	0.35	0.25	0.79

Weighted average common shares outstanding
Basic	56,170	55,815	56,096	55,712
Diluted	64,256	64,716	64,325	64,691

Actuant Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	February 28,	February 29,	February 28,	February 29,
	2009	2008	2009	2008

Operating Activities
Net earnings	$ 3,244	$ 22,239	14,842	$ 49,666
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	12,998	11,028	25,744	21,492
Stock-based compensation expense	1,911	1,537	3,448	3,140
Provision (benefit) for deferred income taxes	-	459	(10,360)	6,679
Impairment charge	-	-	26,553	-
Other	990	(407)	1,054	(215)
Changes in operating assets and liabilities, excluding the effects of the business acquisitions
Accounts receivable	53,827	(2,288)	58,801	(25,055)
Accounts receivable securitization program	(11,052)	(4,593)	(10,569)	331
Inventories	15,628	844	10,296	(6,180)
Prepaid expenses and other assets	2,153	1,027	2,115	1,975
Trade accounts payable	(36,902)	4,524	(56,585)	4,762
Income taxes payable	(9,498)	(796)	(7,603)	1,656
Other accrued liabilities	(12,198)	(1,454)	(24,117)	2,593
Net cash provided by operating activities	21,101	32,120	33,619	60,844

Investing Activities
Proceeds from sale of property, plant and equipment	196	3,258	290	11,579
Capital expenditures	(4,873)	(10,198)	(12,507)	(19,234)
Business acquisitions, net of cash acquired	(4,104)	(3,629)	(235,872)	(51,066)
Net cash used in investing activities	(8,781)	(10,569)	(248,089)	(58,721)

Financing Activities
Net borrowings (repayments) on revolving credit facilities and other debt	(19,786)	1,999	168,209	2,133
Proceeds from term loan	-	-	115,000	-
Principal repayments on term loans	-	-	(155,000)	(994)
Debt issuance and amendment costs	-	-	(5,333)	(2,221)
Cash dividend	-	-	(2,251)	-
Stock option exercises, related tax benefits, and other	397	1,325	2,876	3,338
Net cash provided by (used in ) financing activities	(19,389)	3,324	123,501	2,256

Effect of exchange rate changes on cash	(820)	1,296	(9,251)	3,853
Net decrease in cash and cash equivalents	(7,889)	26,171	(100,220)	8,232
Cash and cash equivalents - beginning of period	30,218	68,741	122,549	86,680
Cash and cash equivalents - end of period	$ 22,329	$ 94,912	$ 22,329	$ 94,912

ACTUANT CORPORATION
SUPPLEMENTAL UNAUDITED DATA
(Dollars in thousands)

	FISCAL 2008					FISCAL 2009
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
SALES
INDUSTRIAL SEGMENT	$ 87,412	$ 87,344	$ 101,593	$ 98,149	$ 374,498	$ 90,524	$ 71,682			$ 162,206
ENERGY SEGMENT	49,677	43,458	58,442	60,823	212,400	73,982	59,526			133,508
ELECTRICAL SEGMENT	140,293	135,785	135,311	118,575	529,964	108,057	91,788			199,845
ENGINEERED SOLUTIONS SEGMENT	137,761	133,042	149,310	126,968	547,081	107,417	76,678			184,095
TOTAL	$ 415,143	$ 399,629	$ 444,656	$ 404,515	$ 1,663,943	$ 379,980	$ 299,674			$ 679,654

% SALES GROWTH
INDUSTRIAL SEGMENT	37%	33%	38%	30%	34%	4%	-18%			-7%
ENERGY SEGMENT	24%	41%	38%	29%	32%	49%	37%			43%
ELECTRICAL SEGMENT	10%	6%	1%	-14%	0%	-23%	-32%			-28%
ENGINEERED SOLUTIONS SEGMENT	23%	15%	10%	-1%	11%	-22%	-42%			-32%
TOTAL	21%	17%	15%	4%	14%	-8%	-25%			-17%

OPERATING PROFIT
INDUSTRIAL SEGMENT	$ 25,662	$ 25,990	$ 31,054	$ 31,103	$ 113,809	$ 26,107	$ 15,972			$ 42,079
ENERGY SEGMENT	12,314	6,767	12,638	16,266	47,985	15,651	5,896			21,547
ELECTRICAL SEGMENT	11,614	11,842	8,986	4,894	37,335	4,740	390			5,130
ENGINEERED SOLUTIONS SEGMENT	13,106	10,844	17,053	12,600	53,603	8,648	(2,103)			6,545
CORPORATE / GENERAL	(6,415)	(7,743)	(8,203)	(8,549)	(30,910)	(3,197)	(5,013)			(8,210)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$ 56,281	$ 47,700	$ 61,528	$ 56,314	$ 221,822	$ 51,949	$ 15,142			$ 67,091
IMPAIRMENT CHARGE	-	-	-	-	-	(26,553)	-			(26,553)
RESTRUCTURING CHARGE	(5,521)	(4,952)	-	-	(10,473)	(732)	(3,144)			(3,876)
TOTAL	$ 50,760	$ 42,748	$ 61,528	$ 56,314	$ 211,349	$ 24,664	$ 11,998			$ 36,662

OPERATING PROFIT %
INDUSTRIAL SEGMENT	29.4%	29.8%	30.6%	31.7%	30.4%	28.8%	22.3%			25.9%
ENERGY SEGMENT	24.8%	15.6%	21.6%	26.7%	22.6%	21.2%	9.9%			16.1%
ELECTRICAL SEGMENT	8.3%	8.7%	6.6%	4.1%	7.0%	4.4%	0.4%			2.6%
ENGINEERED SOLUTIONS SEGMENT	9.5%	8.2%	11.4%	9.9%	9.8%	8.1%	-2.7%			3.6%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	13.6%	11.9%	13.8%	13.9%	13.3%	13.7%	5.1%			9.9%

EBITDA
INDUSTRIAL SEGMENT	$ 28,017	$ 27,840	$ 32,617	$ 32,599	$ 121,073	$ 27,139	$ 17,058			$ 44,197
ENERGY SEGMENT	14,553	9,546	15,771	20,399	60,269	21,675	11,493			33,168
ELECTRICAL SEGMENT	14,495	14,340	11,553	7,186	47,573	6,195	1,666			7,861
ENGINEERED SOLUTIONS SEGMENT	17,422	15,194	20,811	17,488	70,915	13,330	2,016			15,346
CORPORATE / GENERAL	(6,632)	(7,522)	(7,991)	(8,163)	(30,308)	(3,110)	(4,058)			(7,168)
TOTAL - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	$ 67,855	$ 59,398	$ 72,761	$ 69,509	$ 269,522	$ 65,229	$ 28,175			$ 93,404
IMPAIRMENT CHARGE	-	-	-	-	-	(26,553)	-			(26,553)
RESTRUCTURING CHARGES	(5,521)	(4,952)	-	-	(10,473)	(732)	(3,144)			(3,876)
TOTAL	$ 62,334	$ 54,446	$ 72,761	$ 69,509	$ 259,049	$ 37,944	$ 25,031			$ 62,975

EBITDA %
INDUSTRIAL SEGMENT	32.1%	31.9%	32.1%	33.2%	32.3%	30.0%	23.8%			27.2%
ENERGY SEGMENT	29.3%	22.0%	27.0%	33.5%	28.4%	29.3%	19.3%			24.8%
ELECTRICAL SEGMENT	10.3%	10.6%	8.5%	6.1%	9.0%	5.7%	1.8%			3.9%
ENGINEERED SOLUTIONS SEGMENT	12.6%	11.4%	13.9%	13.8%	13.0%	12.4%	2.6%			8.3%
TOTAL (INCLUDING CORPORATE) - EXCLUDING IMPAIRMENT / RESTRUCTURING CHARGES	16.3%	14.9%	16.4%	17.2%	16.2%	17.2%	9.4%			13.7%

ACTUANT CORPORATION
Reconciliation of GAAP measures to non-GAAP measures
(Dollars in thousands, except for per share amounts)

	FISCAL 2008					FISCAL 2009
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL

NET EARNINGS EXCLUDING RESTRUCTURING CHARGE
AND TAX ADJUSTMENTS / CREDITS (1)
NET EARNINGS (GAAP MEASURE)	$ 27,427	$ 22,239	$ 38,635	$ 34,243	$ 122,544	$ 11,598	$ 3,244			$ 14,842
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	5,521	4,729	-	-	10,250	506	2,156			2,662
IMPAIRMENT CHARGE, NET OF TAX BENEFIT	-	-	-	-	-	16,463	-			16,463
TAX ADJUSTMENTS / CREDITS	-	-	(2,625)	-	(2,625)	-	-			-
TOTAL (NON-GAAP MEASURE)	$ 32,948	$ 26,968	$ 36,010	$ 34,243	$ 130,169	$ 28,567	$ 5,400			$ 33,967

DILUTED EARNINGS PER SHARE EXCLUDING RESTRUCTURING
CHARGE AND TAX ADJUSTMENTS / CREDITS (1)
NET EARNINGS (GAAP MEASURE)	$ 0.43	$ 0.35	$ 0.60	$ 0.54	$ 1.93	$ 0.19	$ 0.06			$ 0.25
RESTRUCTURING CHARGES, NET OF TAX BENEFIT	0.09	0.07	-	-	0.16	-	0.03			0.03
IMPAIRMENT CHARGE, NET OF TAX BENEFIT	-	-	-	-	-	0.26	-			0.26
TAX ADJUSTMENTS / CREDITS	-	-	(0.04)	-	(0.04)	-	-			-
TOTAL (NON-GAAP MEASURE)	$ 0.52	$ 0.43	$ 0.56	$ 0.54	$ 2.05	$ 0.45	$ 0.09			$ 0.54

EBITDA (2)
NET EARNINGS (GAAP MEASURE)	$ 27,427	$ 22,239	$ 38,635	$ 34,243	$ 122,544	$ 11,598	$ 3,244			$ 14,842
FINANCING COSTS, NET	9,300	9,032	9,190	8,887	36,409	12,235	9,904			22,139
INCOME TAX EXPENSE	15,149	12,154	13,465	14,598	55,365	1,370	(1,105)			265
DEPRECIATION & AMORTIZATION	10,464	11,028	11,434	11,783	44,709	12,746	12,998			25,744
MINORITY INTEREST, NET OF INCOME TAX	(6)	(7)	37	(2)	22	(5)	(10)			(15)
EBITDA (NON-GAAP MEASURE)	$ 62,334	$ 54,446	$ 72,761	$ 69,509	$ 259,049	$ 37,944	$ 25,031			$ 62,975
IMPAIRMENT CHARGE	-	-	-	-	-	26,553	-			26,553
RESTRUCTURING CHARGES	5,521	4,952	-	-	10,473	732	3,144			3,876
EBITDA (NON-GAAP MEASURE) - EXCLUDING IMPAIRMENT AND RESTRUCTURING CHARGES	$ 67,855	$ 59,398	$ 72,761	$ 69,509	$ 269,522	$ 65,229	$ 28,175			$ 93,404
(1)

Net earnings and diluted earnings per share excluding restructuring charges and income tax adjustments / credits represent net earnings and diluted earnings per share per the Consolidated Statement of Earnings net of charges or credits for items to be highlighted for comparability purposes.  These measures should not be considered as an alternative to net earnings or diluted earnings per share as an indicator of the company's operating performance.  However, this presentation is important to investors for understanding the operating results of the current portfolio of Actuant companies.  The total of the individual components do not equal diluted earnings per share excluding restructuring charges and income tax adjustments / credits due to rounding.

(2)

EBITDA represents net earnings before financing costs, net, income tax expense, depreciation & amortization and minority interest.  EBITDA is not a calculation based upon generally accepted accounting principles (GAAP).  The amounts included in the EBITDA calculation, however, are derived from amounts included in the Consolidated Statements of Earnings data. EBITDA should not be considered as an alternative to net earnings or operating profit as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity.  Actuant has presented EBITDA because it regularly reviews this as a measure of the company's ability to incur and service debt.  In addition, EBITDA is used by many of our investors and lenders, and is presented as a convenience to them.  However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.  The total of the individual quarters may not equal the annual total due to rounding.

CONTACT:
Actuant Corporation
Karen Bauer
Director, Investor Relations
262-373-7462